DLH Reports Fiscal 2025 Third Quarter Results
Robust Q3 Cash Flow Fuels Accelerated Debt Reduction; Strong Management of Operating Expenses Assures Margin Delivery
Atlanta, Georgia – August 6, 2025 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal agencies, today announced financial results for its fiscal third quarter ended June 30, 2025.

Third Quarter Highlights
•Third quarter revenue was $83.3 million in fiscal 2025 versus $100.7 million in fiscal 2024, primarily reflecting small business conversions and program timing, partially offset by contributions from new contract awards.
•Earnings were $0.3 million, or $0.02 per diluted share, for the third quarter of fiscal 2025 versus $1.1 million, or $0.08 per diluted share, for the third quarter of fiscal 2024. As a percentage of revenue, earnings for each quarter were 0.4% and 1.1% respectively.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $8.1 million for the third quarter of fiscal 2025 as compared to $10.0 million for the third quarter of fiscal 2024, representing 9.7% and 10.0% of each respective quarter's revenue
•Total debt was $142.3 million as of June 30, 2025 versus $154.6 million as of September 30, 2024 and $151.7 million as of March 31, 2025, reflecting $9.4 million of debt reduction during the fiscal third quarter.
•Contract backlog was $555.3 million as of June 30, 2025 versus $690.3 million as of September 30, 2024.

Management Discussion
"In the third quarter, we effectively navigated changes in the competitive landscape and transition in the industry overall, preserving margin delivery and strong operating cash flow," said Zach Parker, DLH President and Chief Executive Officer. "Despite industry headwinds experienced during this fiscal year, we expect a return to robust bid activity and anticipated funding across our key service delivery areas—from cybersecurity to digital transformation and public health initiatives—for fiscal 2026 and beyond. Our advanced applications and highly skilled team deliver cost-effective, value-added solutions that we expect will be in high demand.

"With initial Administration spending priorities communicated for next fiscal year, we believe DLH is well-positioned for growth in the medium and long term. This is thanks to increased defense spending, a strong focus on integrating advanced technologies, and a continued emphasis on addressing critical public health issues. We have strategically prepared DLH to seize new opportunities to support our customers' missions through efficient, forward-thinking solutions. As we approach fiscal 2026, we are excited about the opportunities ahead and remain deeply committed to delivering exceptional value to our clients."

Results for the Three Months Ended June 30, 2025
Revenue for the third quarter of fiscal 2025 was $83.3 million versus $100.7 million in fiscal 2024, primarily reflecting the impact of small business set-aside transitions, as previously reported. This includes, year-over-year, lower revenue of approximately $8.5 million related to transitioned CMOP locations, $3.2 million from the unbundling of DoD contracts, and $2.2 million from scope reductions due to the federal government's efficiency initiatives. The remaining change in revenue volume was primarily due to service delivery timing on key contracts.

Income from operations was $3.8 million versus $5.8 million in the fiscal 2024 third quarter and, as a percentage of revenue, the Company reported an operating margin of 4.5% in fiscal 2025 versus 5.7% in the prior-year period. General and administrative expenses declined $1.1 million year-over-year, from $9.0 million in fiscal 2024 to $7.9 million in fiscal 2025 which, as a percentage of revenue, was 9.0% and 9.4%, respectively. The decrease in general and administrative expenses reflects strong management of operating expenses as the business base transitions, while protecting our investment in new business development initiatives.

Interest expense was $3.5 million in the fiscal third quarter of 2025 versus $4.1 million in the prior-year period, reflecting the impact of lower debt outstanding. Income before income taxes was $0.2 million for the third quarter this year versus $1.6 million in fiscal 2024, representing 0.3% and 1.6% of revenue, respectively, for each period.

For the three months ended June 30, 2025 and 2024, DLH recorded a $(0.1) million and $0.5 million benefit and provision for income tax expense, respectively. The Company reported net income of approximately $0.3 million, or $0.02 per diluted share, for the third quarter of fiscal 2025 versus $1.1 million, or $0.08 per diluted share, for the third quarter of fiscal 2024. As a percentage of revenue for fiscal 2025 and 2024, net income was 0.4% and 1.1%, respectively.

On a non-GAAP basis, EBITDA for the three months ended June 30, 2025 was approximately $8.1 million versus $10.0 million in the prior-year period, or 9.7% and 10.0% of revenue, respectively.
Key Financial Indicators
As of June 30, 2025, the Company had cash of $0.2 million and debt outstanding under its credit facilities of $142.3 million versus cash of $0.3 million and debt outstanding of $154.6 million as of September 30, 2024. DLH delivered a sequential $9.4 million decrease in debt from the second quarter, reflecting improved working capital conditions. The Company continues to anticipate that it will convert 50-55% of EBITDA to debt reduction over the course of the fiscal year. As of the end of the third quarter, DLH has satisfied all mandatory term amortization payments through June 30, 2026 and remains in compliance with its financial covenants.

As of June 30, 2025, total backlog was approximately $555.3 million including funded backlog of approximately $92.3 million and unfunded backlog of $463.0 million.
Conference Call and Webcast Details
DLH management will discuss third quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, August 7, 2025. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256.
Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID #1191990.

About DLH
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,400 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW
DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$83,343	$100,694	$263,337	$299,551
Cost of operations:
Contract costs	67,420	81,646	211,012	239,839
General and administrative costs	7,860	9,013	24,939	28,420
Depreciation and amortization	4,308	4,272	12,880	12,769
Total operating costs	79,588	94,931	248,831	281,028
Income from operations	3,755	5,763	14,506	18,523
Interest expense	3,540	4,143	11,549	12,991
Income before provision for income tax	215	1,620	2,957	5,532
Provision for income tax (benefit) expense	(74)	481	676	430
Net income	$289	$1,139	$2,281	$5,102

Net income per share - basic	$0.02	$0.08	$0.16	$0.36
Net income per share - diluted	$0.02	$0.08	$0.16	$0.35

Weighted average common stock outstanding
Basic	14,386	14,232	14,386	14,156
Diluted	14,450	14,704	14,458	14,716

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value of shares)

	June 30, 2025	September 30, 2024
	(unaudited)
ASSETS
Current assets:
Cash	$194	$342
Accounts receivable	44,916	49,849
Other current assets	4,477	2,766
Total current assets	49,587	52,957
Goodwill	138,161	138,161
Intangible assets, net	95,979	108,321
Operating lease right-of-use assets	9,259	6,681
Deferred income taxes, net	4,808	6,245
Equipment and improvements, net	1,432	1,830
Other long-term assets	115	186
Total assets	$299,341	$314,381
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$13,676	$25,290
Debt obligations - current, net of deferred financing costs	14,039	12,058
Accrued payroll	15,022	12,848
Operating lease liabilities - current	2,711	2,652
Other current liabilities	375	394
Total current liabilities	45,823	53,242
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	124,309	137,316
Operating lease liabilities - long-term	14,829	12,789
Other long-term liabilities	682	902
Total long-term liabilities	139,820	151,007
Total liabilities	185,643	204,249
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,386 and 14,386 shares issued and outstanding at June 30, 2025 and September 30, 2024, respectively	14	14
Additional paid-in capital	101,555	100,270
Retained earnings	12,129	9,848
Total shareholders’ equity	113,698	110,132
Total liabilities and shareholders' equity	$299,341	$314,381

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2025	2024
Operating activities
Net income	$2,281	$5,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,880	12,769
Amortization of deferred financing costs charged to interest expense	1,309	1,437
Stock-based compensation expense	1,284	2,290
Deferred income taxes, net	1,437	(311)
Changes in operating assets and liabilities:
Accounts receivable	4,933	778
Other assets	(4,216)	2,484
Accounts payable and accrued liabilities	(11,614)	(6,515)
Accrued payroll	2,175	437
Other liabilities	2,067	(3,540)
Net cash provided by operating activities	12,536	14,931
Investing activities
Purchase of equipment and improvements	(213)	(627)
Net cash used in investing activities	(213)	(627)
Financing activities
Proceeds from revolving line of credit	172,056	257,067
Repayment of revolving line of credit	(170,075)	(252,123)
Repayments of debt obligations	(14,250)	(17,813)
Payments of deferred financing costs	(202)	—
Proceeds from issuance of common stock upon exercise of options and warrants	—	261
Payment of tax obligations resulting from net exercise of stock options	—	(1,488)
Net cash used in financing activities	(12,471)	(14,096)
Net change in cash	(148)	208
Cash - beginning of period	342	215
Cash - end of period	$194	$423
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$10,415	$11,656
Cash paid during the period for income taxes	$563	$2,280
Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	$—	$2,432
Lease liability recognized to acquire a right-of-use asset	$4,187	$—

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) depreciation and amortization, (ii) interest expense, net and (iii) provision for income tax (benefit) expense. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

EBITDA is not a recognized measurement under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.

Reconciliation of GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2025	2024	Change	2025	2024	Change
Net income	$289	$1,139	$(850)	$2,281	$5,102	$(2,821)
(i) Depreciation and amortization	4,308	4,272	36	12,880	12,769	111
(ii) Interest expense, net	3,540	4,143	(603)	11,549	12,991	(1,442)
(iii) Provision for income tax (benefit) expense	(74)	481	(555)	676	430	246
EBITDA	$8,063	$10,035	$(1,972)	$27,386	$31,292	$(3,906)

Net income as a % of revenue	0.4%	1.1%	(0.7)%	0.9%	1.7%	(0.8)%
EBITDA as a % of revenue	9.7%	10.0%	(0.3)%	10.4%	10.4%	—%
Revenue	$83,343	$100,694	$(17,351)	$263,337	$299,551	$(36,214)